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                                                                    Exhibit 10.3

                       MORGAN STANLEY DEAN WITTER & CO.


                    TAX DEFERRED EQUITY PARTICIPATION PLAN


                         (Amended September 21, 1999)
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                               TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

Purposes of the Plan.........................................................  1

Definitions..................................................................  1

Election by a Company to Participate in the Plan.............................  5

Stock Subject to the Plan....................................................  5

Administration of the Plan...................................................  6

Eligibility..................................................................  7

Awards under the Plan........................................................  7

Funding of the Plan..........................................................  8

Maintenance of Accounts......................................................  8

Payments under the Plan......................................................  9

Securities Matters........................................................... 10

Adjustment of Accounts in Certain Events..................................... 10

Certain Divestitures......................................................... 11

No Special Employment Rights................................................. 12

Payroll and Withholding Taxes................................................ 12

Termination and Amendment.................................................... 13

Payments Upon the Death of a Participant..................................... 14

Shareholder Approval Required................................................ 14

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Effect of Revocation Event................................................... 14

Miscellaneous................................................................ 15

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                       MORGAN STANLEY DEAN WITTER & CO.
                    TAX DEFERRED EQUITY PARTICIPATION PLAN
                         (Amended September 21, 1999)


  1. Purposes of the Plan.

     Morgan Stanley Dean Witter & Co., a Delaware corporation ("MWD"), hereby adopts the Morgan Stanley Dean Witter & Co. Tax Deferred Equity Participation Plan. The purpose of this Plan is to promote the long-term growth and financial success of MWD by attracting and retaining employees of outstanding ability and assisting MWD in promoting a greater identity of interest between Participants and MWD's shareholders. The Plan is intended to be an unfunded "bonus program" (within the meaning of 29 CFR Part 2510.3-2(c)) designed primarily to provide deferred bonuses to a select group of highly compensated or management employees.

  2. Definitions.

     As used in the Plan, the following terms have the following meanings:

  (a)  "Accounts" means a Participant's Cash Account and Stock Account.

  (b) "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5.

  (c) "Affiliate" means any corporation which is a member of a "controlled group of corporations" (as defined in Code section 414(b)) of which MWD is a member and any trade or business (whether or not incorporated) under "common control" (as defined in Code section 414(c)) with MWD.

  (d) "Award" means an award granted to a Participant by the Committee pursuant to Section 7. An Award shall be deemed to have been made for the fiscal year in which a Company would, in the absence of the Plan, have accrued a compensation expense for accounting purposes for the value of the Award.

  (e) "Award Certificate" means a written certificate issued by the Company which is approved in accordance with Section 7, executed on behalf of the Company and sets forth the terms and conditions of the Award.

  (f) "Beneficiary" means the person or entity determined to be a Participant's beneficiary under Section 18.

  (g)  "Board" means the Board of Directors of MWD.

  (h) "Cash Account" means a book account maintained by a Company reflecting, with respect to shares of Stock credited to a Participant's Stock Account which are treated as if tendered, the cash amount to be distributed to a Participant upon a Realization Event.

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  (i)  Definition of "Change in Control":

       (A) In respect of each Award having an effective date on or before December 31, 1997, "Change in Control" means: (i) The acquisition by any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than (I) any employee plan established by a Company or (II) any of MWD's affiliates (as defined in Rule 12b-2 promulgated under the Exchange
Act), without the prior approval of the Board, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Stock or the combined voting power of MWD's then outstanding voting securities in a transaction or series of transactions not approved by a majority of the Directors as of the Effective Date; or

           (ii) A change in the composition of the Board such that individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a Director subsequent to the Effective Date and whose nomination for election is approved by at least a majority of the Directors as of the Effective Date, (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of MWD, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed a Director as of the Effective Date.

       (B) In respect of each Award having an effective date on or after January 1, 1998, "Change in Control" shall have the meaning ascribed to such term by the Committee in respect of such Award.

  (j)  "Code" means the Internal Revenue Code of 1986, as amended.

  (k) "Committee" means such committee of two or more persons as the Board shall appoint from time to time to administer the Plan. It is intended that the members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Code Section 162(m); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any Award made by the Committee that is otherwise valid.

  (l) "Company" means each of MWD, its Affiliates and any Subsidiary of MWD that has adopted the Plan pursuant to Section 3(a), while such Subsidiary remains a participant in the Plan.

  (m) "Compensation" for a year means the annual rate of salary payable to the Participant as of April 1 of such year (disregarding any salary reduction agreements under any deferred compensation plan, including plans described in Code section 125 or 401(k)) plus the annual incentive bonus payable to such Participant for such year. Compensation shall not include the amount of any contribution payable under the Plan.

  (n) Unless the Committee otherwise determines, "Disability" means any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by any Company and applicable to the Participant.

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  (o)  "Effective Date" means January 1, 1994.

  (p) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  (q)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (r)  Unless the Committee otherwise determines, "Fair Market Value" means:

               (i) for purposes of determining the number of shares of Stock to be allocated to an Award made pursuant to Section 7 and to a Participant's Stock Account pursuant to Section 9(a)(i), the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee; and

               (ii) for purposes of crediting a Participant's Stock Account with shares of Stock based upon cash dividends paid or deemed to be paid on shares of Stock credited to the Participant's Stock Account pursuant to Section 9(a)(ii), the average of the high and low sales prices, regular way, of a share of Stock as reported on the New York Stock Exchange Composite Tape (the "High/Low Price") on the relevant dividend payment date, or, if Stock is not traded on public markets on the relevant dividend payment date, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a "Fair Market Value" cannot be determined pursuant to the foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee; and

               (iii) for purposes of distributing cash, either in lieu of a fractional share following a Realization Event pursuant to Section 10, in lieu of Stock pursuant to Section 11(b) or in lieu of Stock following a Revocation Event pursuant to Section 20, the High/Low Price on the date of the Realization Event or the Revocation Event, as applicable, or, if Stock is not traded on public markets on the date of the Realization Event or the Revocation Event, the first preceding date on which Stock is traded on public markets; provided, however, that in the event a "Fair Market Value" cannot be determined pursuant to the foregoing, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

  (s) "Investment Period", with respect to an Award, means: (A) in respect of each Award having an effective date on or before December 31, 1997, the five-year period beginning on the date as of which such Award is granted;
and (B) in respect of each Award having an effective date on or after January 1, 1998, the period beginning on the date as of which the Award is granted and concluding on the date specified by the Committee as the conclusion of the Investment Period in respect of such Award.

  (t) "Minimum Eligible Compensation" means $100,000 with respect to the calendar year ending December 31, 1997, and with respect to each fiscal year of the Company beginning on or after December 1, 1997, $100,000 or such greater amount as the Committee shall determine.

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  (u)  "Participant" means a key employee of any Company who is determined by the Committee to be eligible to participate in the Plan and who is designated as a Participant pursuant to Section 6.

  (v) "Plan" means the Morgan Stanley Dean Witter & Co. Tax Deferred Equity Participation Plan.

  (w) "Realization Event" means: (A) in respect of each Award issued on or before December 31, 1997, the first to occur of (i) the expiration of the Investment Period with respect to such Award, (ii) the occurrence of a Change of Control, (iii) the termination of the Plan pursuant to Section 17, or (iv) the Participant's death; and (B) in respect of each Award issued on or after January 1, 1998, the first to occur of (i) the expiration of the Investment Period with respect to such Award, (ii) the occurrence of a Change of Ownership, (iii) the termination of the Plan pursuant to Section 17, or (iv) the Participant's death; provided, however, that if a Realization Event as so defined would occur at a time when the Participant is considered by the Company to be one of its "covered employees" within the meaning of Section 162(m) of the Code or any regulations thereunder (or any successor provisions thereto), then, unless the Committee shall determine otherwise in its sole discretion, the Realization Event shall automatically be deferred until the first date after the Participant has ceased to be considered such a "covered employee."

  (x) "Retirement" means a Participant's termination of employment with all Companies on or after: (i) the date (the "Pension Retirement Date") on which the Participant would first be eligible to retire under any tax-qualified defined benefit pension plan maintained by a Company in which the Participant participates; or (ii) in respect of any Award as the Committee determines, such date preceding the Pension Retirement Date as the Committee may determine.

  (y) "Revocation Event" means a determination by the Board in its sole discretion that any of the following has occurred or is likely to occur:

       (i) A determination by the Department of Labor or a court of competent jurisdiction that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA or that the Plan is a "pension plan" (within the meaning of ERISA section 3(2)) subject to Parts 2, 3 and 4 of Subtitle B of Title I of ERISA;

       (ii) A determination by the Internal Revenue Service or a court of competent jurisdiction that any amount deposited in the Trust is taxable to any Participant or Beneficiary prior to the distribution of such amount; or

       (iii) A determination by the Company's independent public accountants that the accounting expense to the Companies of maintaining the Trust under the Plan is based on a value of the shares of Stock other than such value on the date shares of Stock are (A) acquired by the Trust or (B) credited to a Participant's Accounts.

  (z) "Rule 16b-3" means Rule 16b-3 promulgated under Section 16 of the Exchange Act.

  (aa) "Securities Act" means the Securities Act of 1933, as amended from time to time.

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  (ab)    "Stock" means the common stock, par value $.01 per share, of MWD, or the common stock of any successor thereto.

  (ac) "Stock Account" means a book account maintained by MWD reflecting, with respect to each Award, the number of shares of Stock to be distributed to each Participant upon a Realization Event.

  (ad) "Subsidiary" means (i) a corporation or other entity with respect to which MWD, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which MWD, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

  (ae) "Trust" means any trust established in connection with the Plan or any other employee benefit plan of the Company under which current or former employees of the Company constitute the principal beneficiaries.

  (af)    "Trustee" means the trustee of the Trust.

  3.      Election by a Company to Participate in the Plan  .

          (a) By appropriate action, subject to the approval of the Board, any Subsidiary may adopt the Plan. Such Subsidiary may recommend to the Committee which of its employees should be eligible to participate in the Plan.

          (b) By appropriate action, a Company may terminate its participation in the Plan.

          (c) No Subsidiary that participates in the Plan shall have any power with respect to the Plan except as specifically provided in the Plan.

          (d) MWD may require each Company (other than MWD), as a condition of participation in the Plan, to enter into an agreement obligating such Company to pay to MWD, in cash, the appropriate value, as determined by the Board, of any Stock that MWD contributes to the Trust in respect of Participants employed by such Company and/or to reimburse MWD for any other amounts paid by MWD hereunder, directly or indirectly, in respect of Participants employed by such Company.

  4.      Stock Subject to the Plan.

          Subject to adjustment as provided in Section 13, the Committee may grant Awards under the Plan with respect to a number of shares of Stock that, in the aggregate, does not exceed 7,000,000 shares. In the event that any Award is forfeited for any reason, the number of shares of Stock making up such forfeited Award (other than shares of Stock credited to such Participant's Accounts solely as a result of earnings on such Award) shall again be available for grant under the Plan.

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       5.   Administration of the Plan.

       The Plan shall be administered by the Committee. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to key employees (A) who are subject as of the effective date of the Award to the reporting rules under
Section 16(a) of the Exchange Act, (B) who are, as of the effective date of the Award, one of MWD's "covered employees" within the meaning of Section 162(m) of the Code, or any regulations thereunder (or any successor provision thereto) or
(C) who are officers of the Company who are delegated authority by the Committee hereunder, (ii) to construe and interpret the Plan or (iii) under Section 17(a) of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind or modify the authority delegated to an Administrator hereunder or appoint a new Administrator. At all times, the Administrator appointed hereunder shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference to the Committee in the Plan shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

       The Committee shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any Plan provision and to adopt such rules and regulations and such forms of elections as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties. In the event of a disagreement between the Committee and the Administrator, the Committee's determination on such matter shall be final and binding on all parties, including the Administrator. Subject to Section 3(d), all expenses of the Plan shall be paid by MWD.

       No member of the Committee or any Administrator shall be liable for any action, omission or determination relating to the Plan, and the Companies shall indemnify and hold harmless each member of the Committee, each Administrator and each other director or employee of the Companies to whom any duty or power relating to the Plan has been delegated, against any cost, expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any action, omission or determination relating to the Plan, if made in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Companies, and with respect to any criminal action or proceeding, if made with reasonable cause to believe that such conduct was lawful.

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     6. Eligibility.

        The persons eligible to participate in the Plan with respect to a fiscal year shall be key employees of the Companies, as determined by the Committee. The Committee shall grant Awards to such Participants as it shall, in its sole discretion, determine, provided that no Award shall be made in any fiscal year to any eligible employee whose annualized Compensation with respect to such fiscal year is not at least equal to the Minimum Eligible Compensation. The Committee may from time to time add to or exclude from participation one or more eligible employees. Each eligible employee shall become a Participant effective on the date as of which the employee is designated as a Participant or members of a class of employees including the employee are designated as Participants.

     7. Awards under the Plan.

        (a)  Awards.

             (i) The Committee shall grant Awards to Participants which shall be based on a percentage of a Participant's Compensation or cash bonus with respect to a fiscal year, be denominated in a number of shares of Stock determined under Section 9(a) and reduce the Participant's cash bonus that would otherwise be payable with respect to such fiscal year, provided that in respect of each Award having an effective date on or after January 1, 1998, (A) the Award shall be subject to any terms and conditions as may be established by the Committee in connection with the Award and specified in the applicable Award Certificate and (B) the terms, conditions and other provisions of the Award shall be set forth in an Award Certificate approved by the Committee and delivered or made available to the Participant as soon as practicable after the effective date of the Award.

             (ii) Unless otherwise determined by the Committee, no Award with respect to a fiscal year shall be granted to a Participant whose employment with the Companies and Affiliates terminates prior to the end of such fiscal year.

        (b)  Vesting.

             (i) In respect of each Award having an effective date on or before December 31, 1997, a Participant shall have a vested interest in the Award upon the first to occur of: (A) completion of two years of service for the Companies and the Affiliates following the grant of such Award; (B) the Participant's termination of employment with all Companies and the Affiliates as a result of Disability or Retirement; (C) the Participant's termination of employment with all Companies and the Affiliates which is initiated by a Company by reason of the Company's decision to close permanently a branch office or other facility, or to reduce permanently the number of employees which it employs due to substantial change in economic conditions; or (D) the Participant's death while employed by a Company or one of the Affiliates; provided, however, that any vested Award shall be canceled if a Participant's employment with any Company or any Affiliate is terminated for cause, the Participant resigns for cause or the Committee determines that the Participant has committed an act or omission upon which a Company would have terminated the Participant's employment for cause.

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             (ii) In respect of each Award having an effective date on or after
January 1, 1998, (A) a Participant shall have a vested interest in the Award upon the satisfaction of such terms and conditions as the Committee may determine applicable to such Award and (B) the Committee may provide that such Award shall be subject to forfeiture, cancellation or termination on such terms and conditions as the Committee may determine.

  8.   Funding of the Plan.

       The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of MWD. MWD shall establish the Trust, which shall be intended to be a "grantor trust" within the meaning of Code section 671, to assist MWD in meeting its obligations hereunder. MWD intends to contribute to the Trust from time to time Stock or cash (which shall be used by the Trustee to purchase Stock) to enable MWD to satisfy its obligations under the Plan, but shall not be obligated to do so.

  9.   Maintenance of Accounts.

  (a) Stock Account. With respect to each Participant, the Committee shall maintain a Stock Account as follows:

       (i) In respect of each Award having an effective date on or before December 31, 1997, such Participant's Stock Account shall be credited as of the date of each Award with a number of shares of Stock equal to: (I) the dollar amount of such Participant's Award divided by (II) the product of the Fair Market Value of a share of Stock multiplied by .80. In respect of each Award having an effective date on or after January 1, 1998, each such Participant's Stock Account shall be credited as of the date of each Award with a number of shares of Stock equal to: (I) the dollar amount of such Participant's Award divided by (II) the product of the Fair Market Value of a share of Stock multiplied by a fraction determined by the Committee to reflect the various restrictions, conditions and limitations applicable to such Award.

       (ii) In respect of each Award having an effective date on or before December 31, 1997, such Participant's Stock Account shall be credited as soon as practicable following the payment date of cash dividends on Stock with a number of shares of Stock, the Fair Market Value of which equals the dollar amount of dividends that would have been paid with respect to Stock credited to such Participant's Stock Account had the Participant held such Stock as of the record date applicable to such dividends. In respect of each Award having an effective date on or after January 1, 1998, unless the Committee otherwise determines, each such Participant's Stock Account shall be credited as soon as practicable following the payment date of cash dividends on Stock with a number of shares of Stock, the Fair Market Value of which equals the dollar amount of dividends that would have been paid with respect to Stock credited to such Participant's Stock Account had the Participant held such Stock as of the record date applicable to such dividends; provided, however, that the Committee may determine, in respect of each Award having an effective date on or after January 1, 1998, in lieu of so crediting a Participant's Stock Account, to (I) make cash payments to the Participant equal to the dollar amount of dividends that would have been paid with respect to Stock credited to such Participant's Stock Account had the Participant held such Stock as of the record date applicable to such dividends ("Dividend Equivalents") or (II) allow the Participant to elect between having MWD so credit the

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Participant's Stock Account and receiving Dividend Equivalents, all on such terms and conditions as the Committee may determine.

         (iii) Each Participant's Stock Account shall be reduced by the number of shares of Stock distributed to the Participant in respect of such Account, whether such shares are distributed from the Trust or directly from MWD.

         (b) Cash Account. If the Trustee tenders shares of Stock held in the Trust in respect of a Participant's Stock Account, the number of shares of Stock credited to such Participant's Stock Account that are tendered shall be converted to a dollar amount per share equal to the consideration received in respect of such tendered shares. Such dollar amount shall thereafter be credited to the Participant's Cash Account and shall be credited with interest during the period beginning on the date as of which such shares were tendered and ending on the last day of the month immediately preceding the month in which such amounts are paid to the Participant at a rate which, through the end of the first fiscal month in such period shall equal the London Interbank Offered Rate (LIBOR) for 1-month deposits that appears in the Wall Street Journal on the date immediately preceding the date that such shares were tendered, and which shall be recalculated for each successive 1-month period based on the London Interbank Offered Rate (LIBOR) for 1-month deposits published in the Wall Street Journal on the last day of each preceding fiscal month. If such rate does not appear in the Wall Street Journal on any date as provided above, then such rate shall be the last such rate that appeared in the Wall Street Journal prior to the date of determination set forth above.

     10. Payments under the Plan.

         Within 30 days after the occurrence of a Realization Event with respect to an Award, MWD shall deliver or cause to be delivered to the Participant (a) the number of whole shares of Stock credited to such Participant's Stock Account as of the date of the Realization Event as a result of such Award (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to any fractional shares of Stock credited to such Participant's Stock Account in an amount equal to the Fair Market Value of such fractional shares as of the date of the Realization Event and (b) the dollar amount credited to a Participant's Cash Account as of the date of the Realization Event in respect of such Award. Notwithstanding the fact that MWD establishes the Trust for the purpose of assisting it in meeting its obligations under the Plan, MWD shall remain obligated to pay the amounts credited to Participants' Accounts. Nothing shall relieve MWD of its liabilities under the Plan except to the extent amounts are paid from Trust assets or otherwise.

         In order to accomplish the purposes of the Plan, amounts allocated to Participants' Accounts generally must track the performance of the Stock until the occurrence of the Realization Event with respect to such amounts. Accordingly, if a court of competent jurisdiction finally determines that MWD is obligated to distribute to any person shares of Stock credited to a Participant's Accounts prior to the occurrence of a Realization Event with respect to such shares, the Stock so distributed shall be restricted as to transferability until the date that a Realization Event would have occurred with respect to such shares had they not been distributed and remained subject to the Plan, and if certificated shall bear any legend determined appropriate by the Committee and the following legend:

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     "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Morgan Stanley Dean Witter & Co. Tax Deferred Equity Participation Plan. A copy of the Plan is on file in the office of the Secretary of Morgan Stanley Dean Witter & Co., 1585 Broadway, New York, New York 10036."

     11. Securities Matters.

         (a) Subject to Section 10, MWD shall use its best efforts to assure that any securities distributed to Participants hereunder are freely transferable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any shares of Stock to be distributed hereunder or effecting similar compliance under any state laws; provided, however, that with respect to any Award having an effective date on or after January 1, 1998, securities distributed to Participants hereunder may be subject to such restrictions on transfer as the Committee may determine. Notwithstanding anything herein to the contrary, MWD shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until MWD is advised by its counsel that the issuance and delivery of such shares complies with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Stock is listed. The Committee may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, the recipient of such shares to make such covenants, agreements and representations, and that if certificated, the certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

         (b) Without limitation on the Committee's powers pursuant to Section 11(a), if and to the extent required by Rule 16b-3 or any comparable or successor exemption under which the Board believes it is appropriate for the Plan to qualify, the Committee may (i) restrict a Participant's ability to sell any shares of Stock distributed to such Participant hereunder until the expiration of six months (or such other period as the Committee deems appropriate) after the date as of which such shares were credited to the Participant's Accounts, (ii) in lieu of distributing shares of Stock that were credited to a Participant's Accounts within six months (or such other period as the Committee deems appropriate) prior to the Realization Event, distribute a cash amount equal to the Fair Market Value of such Stock as of the Realization Event or (iii) impose such other conditions on the exercise of any election under the Plan or in connection with any distribution under the Plan as the Committee deems appropriate.

  12.    [Intentionally Omitted]

  13.    Adjustment of Accounts in Certain Events.

         (a) Unless the Committee otherwise determines, a Participant's
Accounts shall be adjusted to reflect the amount of any securities, cash and other property that would have been received with respect to shares of Stock credited to such Participant's Accounts if such Stock were held by the Participant as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change or any other event that the Committee, in its sole discretion, deems appropriate.

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          (b) In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change or any other event that the Committee, in its sole discretion, deems appropriate, the maximum aggregate number of shares of Stock subject to the Plan shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock subject to the Plan as the Committee may deem appropriate.

          (c) Except as expressly provided in this Section, a Participant shall have no rights as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change.

     14.  Certain Divestitures.

          (a) Company with Publicly Traded Stock that No Longer is a 50% Affiliate. In the event of any transaction immediately after which any Company both ceases to be a member of a "controlled group of corporations" of which MWD is a member (as defined in Code section 414(b) but substituting the phrase "at least 50%" for the phrase "at least 80%" in each place that it appears in Code section 1563(a)) and either has stock that is publicly traded or is a member of a "controlled group of corporations" (as defined in Code section 414(b)) with any trade or business which has publicly traded stock as a result of the transaction:

              (i) the Stock credited to the Accounts of (A) Participants who are employed by such Company immediately after the transaction and (B) terminated Participants who are not so employed, but who were employed by such Company on the date that their employment with the Companies and Affiliates terminated, shall be converted to equivalent amounts of such publicly traded stock based on the relative values of such publicly traded stock and Stock immediately after the transaction. Thereafter, each such Participant's Accounts shall be maintained in such publicly traded stock or its economic equivalent, as the case may be, and such Company shall cease to participate in the Plans with respect to future Awards;

              (ii) the Board of Directors of the affected Company shall succeed to the powers of the Committee and the Board under the Plan with respect to the Participants described in Section 14(a)(i); and

              (iii) a separate trust containing the Accounts of such Participants may be created in the Committee's discretion to hold any stock allocated to the Participants' Accounts. Such trust shall be substantially the same as the Trust and shall be created pursuant to a trust agreement between the affected Company and the Trustee.

          (b) Company with Publicly Traded Stock that Remains a 50% Affiliate. In the event that a public market develops for the stock of any Company and immediately after such public market develops such Company remains a member of a "controlled group of corporations" of which MWD is a member (as defined in Code section 414(b) but substituting the phrase "at least 50%" for the phrase "at least 80%" in each place that it appears in Code section 1563(a)), the Stock credited to the Accounts of (i) the Participants who are employed by such Company immediately after such public market develops and (ii) terminated Participants who are not so employed, but who were employed by such Company on the date that their employment with the Companies and Affiliates terminated, shall be converted to equivalent amounts of the publicly traded stock of such Company based on the principles described in
Section 14(a)(i) or its economic equivalent, as the Committee deems appropriate, unless the Committee and MWD determine that such a conversion would be financially detrimental to any Company or Affiliate or such Participants. Thereafter, each such Participant's Accounts shall be maintained in such publicly traded stock or its economic equivalent, as the case may be.

          (c) Satisfaction of Obligations After a Divestiture. In the event of a divestiture described in this Section 14, any distributions in respect of the shares credited to the affected Participants' Accounts as of the date of the divestiture shall be deemed to be payments in respect of MWD's obligations under the Plan, except to the extent such obligations are assumed and discharged by the affected Company.

     15.  No Special Employment Rights.

          Nothing in the Plan shall confer upon any Participant any right to continue in the service of any Company or Affiliate or affect any right that any Company or Affiliate may have to terminate the service of the Participant. Nothing in the Plan shall be deemed to give any employee of any Company or Affiliate any right to participate in the Plan.

     16.  Payroll and Withholding Taxes.

          All federal, state, local and other withholding tax requirements, if any, relating to the Plan shall be met pursuant to procedures determined by the Committee which may include:

          (a) Withholding from any cash amounts payable to a Participant or under the Plan (including salary, bonus or any other amounts payable from any Company or Affiliate);

          (b) Requiring Participants to remit to MWD an amount in cash prior to the delivery of any certificate for Stock or other payments under the Plan;

          (c) At the election of the Participant, tendering to MWD a number of shares of Stock;

          (d) At the election of the Participant, withholding by MWD of shares of Stock. In the event that the Trustee withholds shares pursuant to this Paragraph, the Trustee shall distribute such shares from the Trust to MWD and MWD shall make appropriate withholding tax payments; and

          (e) If a Participant is subject to Section 16(b) of the Exchange Act, the Committee may prescribe such requirements or limitations on the Participant's ability to elect the withholding options contained in Section 16(c) and (d) of the Plan as may be required by Rule 16b-3 or by any comparable or successor exemption.

     17. Termination and Amendment.

         (a) The Plan may be terminated in whole or in part with respect to any or all Participants at any time by the Board. Subject to Sections 19 and 20, upon such termination, the assets of the Trust with respect to whom the Plan has been terminated shall be distributed to each affected Participant in order to meet the benefit obligations under the Plan with respect to each such Participant. In the event the entire Plan is terminated, the remaining assets related to the Plan, if any, in the Trust after the payment of such benefits shall be paid to MWD. The Plan may be amended by the Board from time to time in any respect; provided, however, that if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board believes it is appropriate for the Plan to qualify, no amendment shall be effective without the approval of the shareholders of MWD, which (a) except as provided in Section 13, increases the number of shares of Stock that may be distributed under the Plan,
(b) materially increases the benefits accruing to individuals under the Plan or
(c) materially modifies the requirements as to eligibility for participation in the Plan. No amendment or termination shall be made that would materially impair the rights of any Participant in any Award theretofore granted or made, or any earnings with respect thereto, without such Participant's prior written consent; provided, however, that MWD may amend the Plan and the Trust from time to time in such a manner as may be necessary to avoid having the trust agreement pursuant to which the Trust is created, the Plan or the Trust being subject to ERISA and to avoid the current taxation of the assets held in the trusts established in connection with the Plan to Participants. Neither a Participant's incurring any income tax liability nor the loss of an investment opportunity as a result of the termination of the Plan shall be considered an impairment of the rights of a Participant.

         (b) Subject to the terms and conditions of the Plan, the Committee may amend outstanding Awards, including, without limitation, by any amendment which would accelerate the time or times at which the Award may vest or become payable and by any other amendment to any other term or condition of the Award; provided, however, that no amendment shall be made that would materially impair the rights of any Participant in any outstanding Award, or any earnings with respect thereto, without the prior written consent of such Participant. Neither a Participant's incurring any income tax liability nor the loss of an investment opportunity as a result of an amendment to an Award shall be considered an impairment of the rights of a Participant in the Award.

     18. Payments Upon the Death of a Participant.

         Each Participant may designate in writing from time to time one or more Beneficiaries by filing a written notice of such designation with MWD. A Participant's designation of any Beneficiary may be revoked by filing with MWD an instrument of revocation or a later designation. Any designation or revocation shall be effective when received by MWD. In the event of a Participant's death, any payment required to be made hereunder to such Participant shall be made to such Participant's Beneficiary. Unless the Participant's Beneficiary designation provides otherwise, no person shall be entitled to benefits upon the death of the Participant unless such person survives the Participant. If the Beneficiary designated by a Participant does not survive the Participant or if the Participant has not made a valid Beneficiary designation, such Participant's Beneficiary shall be such Participant's estate. If the Participant's Beneficiary is the Participant's estate, no payment shall be made unless the Committee shall have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

     19. Shareholder Approval Required.

         The Plan's adoption is subject to approval by the shareholders of MWD in accordance with applicable law, the rules of the New York Stock Exchange and the requirements of Rule 16b-3. Awards may be granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such Award shall be subject to such approval. Without limitation on the foregoing, no share certificate shall be distributed pursuant to an Award and no share shall be voted prior to the receipt of such approval. If the Plan is not so approved prior to December 31, 1999, then the Plan shall forthwith automatically terminate and be of no force and effect. In the event of such termination of the Plan, in consideration of and as soon as practicable after MWD's providing the Trustee with a written undertaking to pay to Participants the amount required to be paid under this Section, the Trustee shall distribute any amounts related to the Plan held in the Trust to MWD and MWD shall pay to each Participant a lump sum in cash equal to the original dollar value of any Award credited to such Participant's Accounts plus interest, credited from the date as of which such Award was credited to the Participant's Accounts through the last day of the month immediately preceding the month in which such amounts are paid to the Participant, the effective annual yield of which equals 9%.

     20. Effect of Revocation Event.

         Upon the occurrence of a Revocation Event, the Board may, in its sole discretion, elect to terminate the Plan and/or the Trust in whole or in part.
In the event that the Board elects to so terminate the Plan, the Trust or any Participant's Accounts as a result of a Revocation Event, in consideration of and as soon as practicable after MWD's providing the Trustee with a written undertaking to pay to Participants the amount required to be paid under this Section, all amounts related to the Plan held in the Trust (or if the entire Trust is not terminated, any terminated Accounts) shall be distributed to MWD. MWD shall, in its sole discretion, (a) pay to each Participant whose Accounts are terminated, as soon as practicable after the date of such termination, a lump sum in cash equal to the Fair Market Value multiplied by the number of shares of Stock and cash amounts reflected in each Participant's Accounts as of the date of such termination, (b) distribute to each Participant whose Accounts are terminated, as soon as practicable after the date of such termination, that number of shares of Stock that would have been distributable to such Participant under the Plan and pay to such Participant at such time any cash allocated to the Participant's Cash Account or (c) distribute to each Participant whose Accounts are terminated that number of shares of Stock and that amount of cash that would have been distributable to such Participant at such time as shares and cash would have been distributable to such Participant under the Plan, had the Plan continued. If it is finally determined in a proceeding, which MWD either controls or was offered the right to control and declines, that the Participant's interest in the Trust was taxable to the Participant notwithstanding any termination of such Participant's Accounts in the Trust, MWD shall pay or distribute the Participant's interest (whether or not the Board has previously elected to terminate the Plan, the Trust or the Participant's Accounts) in accordance with either (a) or (b) of the preceding sentence.

     21.  Miscellaneous.

          (a) No transfer (other than any transfer made by will or by the laws of descent and distribution) by a Participant of any right to any payment hereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such payment, and the transfer shall be of no force and effect.

          (b) The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of law.